Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Quarterly Report of Paragon Real Estate Equity and Investment Trust (the “Company”) on Form 10-Q for the period ending September 30, 2011 (the “Report”) with the Securities and Exchange Commission, I, James C. Mastandrea, Chairman of the Board, Chief Executive Officer and President and I, John J. Dee, Chief Financial Officer and Senior Vice President, of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

PARAGON REAL ESTATE EQUITY AND INVESTMENT TRUST

	By:	/s/ James C. Mastandrea
Date: November 10, 2011		James C. Mastandrea
Chairman of the Board, Chief Executive Officer and President

PARAGON REAL ESTATE EQUITY AND INVESTMENT TRUST

	By:	/s/ John J. Dee
Date: November 10, 2011		John J. Dee
Chief Financial Officer and Senior Vice President